EXHIBIT 5

                          BAKER & DANIELS
                     300 NORTH MERIDIAN STREET
                            SUITE 2700
                   INDIANAPOLIS, INDIANA  46204
                          (317) 237-0300




July 30, 1998


Bindley Western Industries, Inc.
10333 North Meridian Street, Suite 300
Indianapolis, IN 46290

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Bindley Western Industries, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 1,000,000 shares (the "Incentive Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), pursuant to the Bindley Western Industries, Inc. 1993 Stock Option and Incentive Plan (the "Incentive Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Incentive Shares have been duly authorized and, when the Registration Statement shall have become effective and the Incentive Shares have been issued in accordance with the Incentive Plan, the Incentive Shares will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ BAKER & DANIELS